Exhibit 99

Investor News	NYSE:PEG

For further information, contact:
• Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
• Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568
• Yaeni Kim, Sr. Investor Relations Analyst	Phone: 973-430-6596

PSEG ANNOUNCES 2009 RESULTS

$3.14 PER SHARE FROM CONTINUING OPERATIONS

$3.12 PER SHARE OF OPERATING EARNINGS

Results Benefit From Strong Operating Performance

Company Provides 2010 Earnings Guidance of $3.00-$3.25

(February 18, 2010) – Public Service Enterprise Group (PSEG) reported Income from Continuing Operations and Net Income for 2009 of $1,592 million or $3.14 per share as compared to $983 million or $1.93 per share for 2008. Including Income from Discontinued Operations ($0.41 per share), PSEG reported Net Income for 2008 of $1,188 million or $2.34 per share. Operating Earnings for 2009 were $1,579 million or $3.12 per share compared to 2008 Operating Earnings of $1,542 million or $3.03 per share.

PSEG also reported Income from Continuing Operations for the fourth quarter of 2009 of $349 million, or $0.69 per share. This compares to fourth quarter 2008 results of $237 million, or $0.46 per share. Operating Earnings for the fourth quarter of 2009 were $315 million, or $0.62 per share compared to fourth quarter 2008 Operating Earnings of $313 million, or $0.62 per share.

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Operating Earnings exclude the impact of returns/(losses) associated with Nuclear Decommissioning Trust (NDT) investments and Mark-To-Market accounting as well as the impact of the sale and/or impairment of certain non-core assets and other one-time items not related to ongoing operations. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings (a non-GAAP measure) for the full year and fourth quarter. See Attachment 12 for a complete list of items excluded from Income from Continuing Operations in the determination of Operating Earnings.

PSEG CONSOLIDATED EARNINGS (unaudited)

Full-Year Comparative Results

2009 and 2008

	Income ($millions)		Diluted Earnings Per Share
	2009	2008	2009	2008
Net Income	$1,592	$1,188	$3.14	$2.34
Less: Income from Discontinued Ops	—	(205)	—	(0.41)
Income From Continuing Ops	$1,592	$983	$3.14	$1.93
Reconciling Items: Lease Reserves	(29)	490	(0.05)	0.96
Other Items	16	69	0.03	0.14
Operating Earnings (Non-GAAP)	$1,579	$1,542	$3.12	$3.03
		Avg. Shares	507M	508M

PSEG CONSOLIDATED EARNINGS (unaudited)

Fourth Quarter Comparative Results

2009 and 2008

	Income ($millions)		Diluted Earnings Per Share
	2009	2008	2009	2008
Net Income	$349	$234	$0.69	$0.46
Less: Loss from Discontinued Ops	—	3	—	—
Income From Continuing Ops	$349	$237	$0.69	$0.46
Reconciling Items: Lease Reserves	(29)		(0.05)
Other Items	(5)	76	(0.02)	0.16
Operating Earnings (Non-GAAP)	$315	$313	$0.62	$0.62
		Avg. Shares	507M	507M

“I am pleased by PSEG’s operating results” said Ralph Izzo, chairman, president and chief executive officer of PSEG. “PSEG reported strong earnings in the face of very challenging market conditions. Clearly, our 2009 results demonstrate the importance of a balanced portfolio of assets. The dispatch flexibility of our PJM portfolio of generating assets was ably demonstrated over the past year. The credit, however, belongs to our employees. Their commitment to our shared goal of operational excellence, and their responsiveness to a call to control costs was a major contributor to our earnings.”

Operating Earnings by subsidiary for 2009 is as follows:

2009 and 2008 Operating Earnings

($ millions)

	2009A	2008A
PSEG Power	$1,205	$1,170
PSE&G	321	360
PSEG Energy Holdings	43	36
PSEG Parent	10	(24)
Operating Earnings	$1,579	$1,542
Earnings Per Share	$3.12	$3.03

2010 Earnings Guidance

Izzo indicated that PSEG was providing operating earnings guidance for 2010 of $3.00-$3.25 per share. “Although economic conditions remain challenging, cost reduction programs implemented throughout the organization—including support from our union membership—should help us achieve our earnings objectives.”

Izzo added “2009 represented a year of significant achievement for PSEG. We hope to build on this record by meeting our customer needs for safe, reliable, clean and economic energy as we also meet the needs of our shareholders for reasonable returns. This will be accomplished largely by increasing our capital investment in our energy infrastructure.”

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachments 6 and 7 for detail regarding the quarter-over-quarter and year-over-year earnings reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings of $242 million ($0.47 per share) for the fourth quarter of 2009 bringing full year operating earnings to $1,205 million ($2.38 per share), a record year for Power. On a comparative basis, PSEG Power reported operating earnings of $246 million ($0.49 per share) and $1,170 million ($2.30 per share) for the fourth quarter and full year 2008 respectively. Power’s operating results include the contribution from the 2,000 MW of gas-fired assets in Texas transferred from Holdings to Power.

PSEG Power’s results in the fourth quarter of 2009 were affected by weak power prices which more than offset an 8% increase in generation and lower fuel costs. A decline in margin was experienced in the Texas ($0.02 per share) and New York/New England ($0.02 per share) markets. Earnings from the PJM assets increased $0.02 per share benefiting from higher hedge related prices and a 2% increase in nuclear generation which together more than offset a decline in BGS related volumes. Earnings comparisons were also hurt by an increase in O&M, and other miscellaneous items ($0.03 per share). An anticipated reversal of $0.01 per share of trading related losses recognized earlier in the year coupled with gains on contracts entered into during the fourth quarter increased earnings ($0.03 per share).

Power’s Nuclear and Combined Cycle fleets experienced record levels of output. Output from the combined cycle fleet (including Texas) increased 29.8% in the quarter. The nuclear fleet operated at a 92% capacity factor in the quarter (versus 91.3%) bringing the capacity factor for the full year to 93.4%. Generation from Power’s NJ coal units increased during the fourth quarter as an increase in the cost of gas relative to coal improved the economic dispatch of these units.

PSE&G

PSE&G reported operating earnings of $68 million ($0.13 per share) for the fourth quarter compared with operating earnings of $76 million ($0.15 per share) for the fourth quarter of 2008. The results for the fourth quarter brought PSE&G’s operating earnings for 2009 to $321 million ($0.63 per share) as compared with 2008 results of $360 million ($0.71 per share).

Gas margins declined in the fourth quarter by $0.01 per share. The results were affected by warmer than normal weather in this year’s fourth quarter compared with colder than normal weather experienced in the prior year. The reduction in gas margin was offset by an increase in transmission rates and higher appliance service margin which together added $0.01 per share to earnings. Earnings comparisons were hurt by an increase in pension expense which more than offset a reduction in other operation and maintenance costs and a lower tax rate. These items combined to reduce PSE&G’s fourth quarter earnings by $0.02 per share.

Electric and gas demand in 2009 have been heavily influenced by the weather and weak economic conditions. A 3.2% decline in weather-normalized electric demand in the fourth quarter resulted in a 2.5% decline in electric demand for the full year. Demand from residential customers declined 0.8% for the quarter resulting in a 0.9% decline in weather normalized demand for the year. Gas demand (weather normalized) increased 1.1% in the fourth quarter resulting in a decline of 0.7% for the full year.

The New Jersey Board of Public Utilities (BPU) approved construction of the $750 million Susquehanna to Roseland transmission line on February 11, 2010. The BPU’s decision represents a critical milestone in the regulatory approval process.

PSE&G updated its filing with the BPU for an increase in electric ($148 million) and gas ($74 million) revenues. This updated request reflects actual results for the 12 months ended December 31, 2009 as part of the 2009 test year. The update represents an increase in electric ($14 million) revenues and a reduction in gas ($23 million) revenues over the May 2009 rate filing. PSE&G’s request is based on an 11.25% return on equity. PSE&G’s 2009 operating earnings represented an earned return on equity of 8.3%.

PSEG Energy Holdings

PSEG Energy Holdings reported operating earnings for the fourth quarter of 2009 of $12 million ($0.03 per share) compared to operating earnings of $1 million for the fourth quarter of 2008. The results for the fourth quarter brought Energy Holdings’ full year 2009 operating earnings to $43 million ($0.09 per share) as compared with 2008’s operating earnings of $36 million ($0.07 per share). The results for the quarter and the full year reflect the transfer of the Texas generating assets to PSEG Power on October 1, 2009.

Earnings comparisons were aided by the recognition of gains on the successful termination of two cross-border leveraged leases in the quarter ($0.02 per share). Results also benefited from a reduction in operation and maintenance expenses and lower interest expense ($0.02 per share) which more than offset a reduction in the value of the Company’s remaining International asset ($0.01 per share) which reduced the investment to a modest level.

The termination of two leases in the fourth quarter of 2009 brought the number of leases terminated in 2009 to 12; our activity reduced our cash tax potential liability by $670 million to around $660 million. The activity over the past year leaves us with an investment in five cross-border leveraged leases at year-end.

During the fourth quarter, we reduced our reserve for our cross-border leveraged leases by $29 million based on a reassessment of risk following the outcome of a court case with similar facts to ours. The gain is reflected in earnings from continuing operations.

Summary

PSEG realized operating earnings of $3.12 per share in 2009, a 3% improvement over 2008 operating earnings of $3.03 per share. We have initiated operating earnings guidance for 2010 at $3.00 - $3.25 per share.

######

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this presentation about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, but are not limited to:

•	Adverse changes in energy industry, law, policies and regulation, including market structures and rules, and reliability standards.

•	Any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators.

•	Changes in federal and state environmental regulations that could increase our costs or limit operations of our generating units.

•	Changes in nuclear regulation and/or developments in the nuclear power industry generally, that could limit operations of our nuclear generating units.

•	Actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units at the same site.

•	Any inability to balance our energy obligations, available supply and trading risks.

•	Any deterioration in our credit quality.

•	Availability of capital and credit at commercially reasonable terms and our ability to meet cash needs.

•	Any inability to realize anticipated tax benefits or retain tax credits.

•	Changes in the cost of or interruption in the supply of fuel and other commodities necessary to the operation of our generating units.

•	Delays or unforeseen cost escalations in our construction and development activities.

•	Adverse performance of our decommissioning and defined benefit plan trust fund investments, and changes in discount rates and funding requirements.

•	Changes in technology and increased customer conservation.

For further information, please refer to our Annual Report on Form 10-K, including Item 1A. Risk Factors, and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this presentation. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Operating Earnings and Per Share Results by Subsidiary

(Unaudited)

	For the Quarters Ended December 31,		For the Twelve Months Ended December 31,
	2009	2008	2009	2008

Earnings Results ($ Millions)

PSEG Power	$242	$246	$1,205	$1,170
PSE&G	68	76	321	360
PSEG Energy Holdings	12	1	43	36
PSEG	(7)	(10)	10	(24)
Operating Earnings	$315	$313	$1,579	$1,542
Reconciling Items(a)	34	(76)	13	(559)
Income from Continuing Operations	$349	$237	$1,592	$983
Discontinued Operations	—	(3)	—	205
Net Income	$349	$234	$1,592	$1,188

Fully Diluted Average Shares Outstanding (in Millions)	507	507	507	508

Per Share Results (Diluted)

PSEG Power	$0.47	$0.49	$2.38	$2.30
PSE&G	0.13	0.15	0.63	0.71
PSEG Energy Holdings	0.03	—	0.09	0.07
PSEG	(0.01)	(0.02)	0.02	(0.05)
Operating Earnings	$0.62	$0.62	$3.12	$3.03
Reconciling Items(a)	0.07	(0.16)	0.02	(1.10)
Income from Continuing Operations	$0.69	$0.46	$3.14	$1.93
Discontinued Operations	—	—	—	0.41
Net Income	$0.69	$0.46	$3.14	$2.34

(a)	See attachment 12 for details of items excluded from Continuing Operations to compute Operating Earnings.

Note 1:

Income from Continuing Operations includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended December 31, 2009 and 2008 and $4 million for the twelve months ended December 31, 2009 and 2008.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	For the Quarter Ended December 31, 2009
	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS
OPERATING REVENUES	$2,886	$(813)	$1,752	$1,922	$25

OPERATING EXPENSES
Energy Costs	1,335	(813)	983	1,165	—
Operation and Maintenance	681	(7)	294	384	10
Depreciation and Amortization	204	4	51	146	3
Taxes Other Than Income Taxes	33	—	—	33	—

Total Operating Expenses	2,253	(816)	1,328	1,728	13

OPERATING INCOME	633	3	424	194	12

Income from & Impairment on Equity Method Investments	—	—	—	—	—
Other Income and Deductions	(1)	(17)	14	—	2
Interest Expense	(120)	—	(42)	(76)	(2)
Preferred Stock Dividends	—	1	—	(1)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	512	(13)	396	117	12

Income Tax Expense	(163)	6	(149)	(49)	29

NET INCOME (LOSS)	349	$(7)	$247	$68	$41

Reconciling Items Excluded from Continuing Operations (c):	34	—	5	—	29

OPERATING EARNINGS (LOSS)	$315	$(7)	$242	$68	$12

	For the Quarter Ended December 31, 2008
	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS
OPERATING REVENUES	$3,262	$(1,065)	$2,008	$2,288	$31

OPERATING EXPENSES
Energy Costs	1,743	(1,066)	1,264	1,545	—
Operation and Maintenance	630	(8)	281	345	12
Depreciation and Amortization	195	6	47	140	2
Taxes Other Than Income Taxes	35	—	—	35	—

Total Operating Expenses	2,603	(1,068)	1,592	2,065	14

OPERATING INCOME	659	3	416	223	17

Income from & Impairment on Equity Method Investments	(16)	—	—	—	(16)
Other Income and Deductions	(29)	(21)	(20)	2	10
Other Than Temporary Impairments	(85)	(1)	(84)	—	—
Interest Expense	(146)	(1)	(49)	(81)	(15)
Preferred Stock Dividends	—	1	—	(1)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	383	(19)	263	143	(4)

Income Tax Expense	(146)	9	(80)	(67)	(8)

INCOME (LOSS) FROM CONTINUING OPERATIONS	237	(10)	183	76	(12)

Discontinued Operations, net of tax	(3)	—	—	—	(3)

NET INCOME (LOSS)	$234	$(10)	$183	$76	$(15)

Reconciling Items Excluded from Continuing Operations (c):	(76)	—	(63)	—	(13)

OPERATING EARNINGS (LOSS)	$313	$(10)	$246	$76	$1

(a)	Primarily includes financing activities and donations at the parent and intercompany eliminations.

(b)	Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended December 31, 2009 and 2008.

(c)	See attachment 12 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	For the Twelve Months Ended December 31, 2009
	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS
OPERATING REVENUES	$12,406	$(3,201)	$7,143	$8,243	$221

OPERATING EXPENSES
Energy Costs	5,711	(3,199)	3,740	5,170	—
Operation and Maintenance	2,603	(32)	1,114	1,474	47
Depreciation and Amortization	838	16	203	608	11
Taxes Other Than Income Taxes	133	—	—	133	—

Total Operating Expenses	9,285	(3,215)	5,057	7,385	58

OPERATING INCOME	3,121	14	2,086	858	163

Income from & Impairment on Equity Method Investments	17	—	—	—	17
Other Income and Deductions	86	8	99	5	(26)
Other Than Temporary Impairments	(61)	(1)	(60)	—	—
Interest Expense	(527)	(11)	(167)	(312)	(37)
Preferred Stock Dividends	—	4	—	(4)	—

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	2,636	14	1,958	547	117

Income Tax Expense	(1,044)	(4)	(769)	(226)	(45)

NET INCOME	$1,592	$10	$1,189	$321	$72

Reconciling Items Excluded from Continuing Operations (c):	13	—	(16)	—	29

OPERATING EARNINGS	$1,579	$10	$1,205	$321	$43

	For the Twelve Months Ended December 31, 2008
	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS
OPERATING REVENUES	$13,322	$(3,831)	$8,483	$9,038	$(368)

OPERATING EXPENSES
Energy Costs	7,295	(3,828)	5,051	6,072	—
Operation and Maintenance	2,486	(35)	1,126	1,338	57
Depreciation and Amortization	792	17	181	583	11
Taxes Other Than Income Taxes	136	—	—	136	—

Total Operating Expenses	10,709	(3,846)	6,358	8,129	68

OPERATING INCOME	2,613	15	2,125	909	(436)

Income from & Impairment on Equity Method Investments	10	—	—	—	10
Other Income and Deductions	100	(32)	100	8	24
Other Than Temporary Impairments	(220)	(1)	(219)	—	—
Interest Expense	(594)	(20)	(192)	(325)	(57)
Preferred Stock Dividends	—	4	—	(4)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	1,909	(34)	1,814	588	(459)

Income Tax (Expense) Benefit	(926)	10	(699)	(228)	(9)

INCOME (LOSS) FROM CONTINUING OPERATIONS	983	(24)	1,115	360	(468)

Discontinued Operations, net of tax	205	—	—	—	205

NET INCOME (LOSS)	$1,188	$(24)	$1,115	$360	$(263)

Reconciling Items Excluded from Continuing Operations (c):	(559)	—	(55)	—	(504)

OPERATING EARNINGS (LOSS)	$1,542	$(24)	$1,170	$360	$36

(a)	Primarily includes financing activities and donations at the parent and intercompany eliminations.

(b)	Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $4 million for the twelve months ended December 31, 2009 and 2008.

(c)	See attachment 12 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ Millions)

	December 31, 2009	December 31, 2008
DEBT
Commercial Paper and Loans	$530	$19
Long-Term Debt (a)	6,781	7,180
Securitization Debt (a)	1,343	1,530
Project Level, Non-Recourse Debt (a)	42	328

Total Debt	8,696	9,057

SUBSIDIARY’S PREFERRED STOCK
WITHOUT MANDATORY REDEMPTION	80	80

STOCKHOLDERS’ EQUITY
Common Stock	4,788	4,756
Treasury Stock	(588)	(581)
Retained Earnings	4,704	3,773
Accumulated Other Comprehensive Loss	(116)	(177)

Total Common Stockholders’ Equity	8,788	7,771
Noncontrolling Interests	10	11

Total Equity	8,798	7,782

Total Capitalization	$17,574	$16,919

Debt to Capitalization Ratios pursuant to PSEG’s credit agreements	45.1%	47.9%

(a)	Includes amounts due within one year

Note 1:

PSEG’s credit agreements contain covenants that require PSEG’s debt to capitalization ratio not to exceed 70.0% at any time.

This ratio is presented for the benefit of the investors of the related securities to which the covenants apply; it is not intended as a financial performance or liquidity measure.

2009

The ratio as calculated pursuant to these covenants includes capital lease obligations ($39 million) and certain other obligations such as guarantees and letters of credit ($116 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes non-recourse project debt ($42 million), securitization debt ($1.343 billion), the equity reduction ($400 million) from the funded status of the pension and benefit plans associated with generally accepted accounting principles (GAAP) related to “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and the Accumulated Other Comprehensive Income, $180 million, related to the mark-to-market of energy contracts.

2008

The ratio as calculated pursuant to these covenants includes capital lease obligations ($43 million) and certain other obligations such as guarantees and letters of credit ($148 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes non-recourse project debt ($328 million), securitization debt ($1.530 billion), the equity reduction ($367 million) from the funded status of the pension and benefit plans associated with GAAP related to “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and the Accumulated Other Comprehensive Income, $176 million, related to the mark-to-market of energy contracts.

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ Millions)

	For the Twelve Months Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,592	$1,188
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities
Lease Transaction Reserves, net of tax	(29)	490
Other	292	667

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,855	2,345

NET CASH USED IN INVESTING ACTIVITIES	(792)	(775)

NET CASH USED IN FINANCING ACTIVITIES	(1,034)	(1,629)

Net Increase (Decrease) in Cash and Cash Equivalents	29	(59)

Cash and Cash Equivalents at Beginning of Period	321	380

Cash and Cash Equivalents at End of Period	$350	$321

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-to-Quarter EPS Reconciliation

December 31, 2009 vs. December 31, 2008

(Unaudited)

PSEG 4th Quarter 2008 Net Income			$0.46
PSEG 4th Quarter 2008 Income from Continuing Operations			$0.46
Reconciling Items (a)			(0.16)
PSEG 4th Quarter 2008 Operating Earnings			$0.62
			B/(W)

PSEG Power
4th Quarter 2008		$0.49

Lower Pricing offset by Lower Fuel Expense	(0.02)
BGSS and Wholesale Power Trading	0.03
Margin		0.01
O&M		(0.01)
Misc.		(0.02)

4th Quarter 2009		$0.47	$(0.02)

PSE&G
4th Quarter 2008		$0.15

Weather		(0.01)
Transmission and Appliance Service		0.01
O&M		(0.03)
Taxes and Misc.		0.01

4th Quarter 2009		$0.13	$(0.02)

PSEG Energy Holdings
4th Quarter 2008		$—

2009 Lease Sales		0.02
O&M, Interest and Other		0.01
4th Quarter 2009		$0.03	$0.03

Public Service Enterprise Group
4th Quarter 2008		$(0.02)

Interest		0.01

4th Quarter 2009		$(0.01)	$0.01

PSEG 4th Quarter 2009 Operating Earnings			$0.62
Reconciling Items (a)			0.07
PSEG 4th Quarter 2009 Income from Continuing Operations			$0.69
Discontinued Operations			—
PSEG 4th Quarter 2009 Net Income			$0.69

(a)	See attachment 12 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year to Date EPS Reconciliation

December 31, 2009 vs. December 31, 2008

(Unaudited)

PSEG Net Income for the Twelve Months Ended December 31, 2008			$2.34
Discontinued Operations (SAESA and Bioenergie)			0.41
PSEG Income from Continuing Operations for the Twelve Months Ended December 31, 2008		$1.93
Reconciling Items (a)			(1.10)
PSEG Operating Earnings for the Twelve Months Ended December 31, 2008			$3.03

			B/(W)

PSEG Power
Year to Date December 31, 2008		$2.30

Recontracting and Lower Fuel Expense	0.04
BGSS and Wholesale Power Trading	0.01

Margin		0.05
O&M		0.03
Interest		0.03
Depreciation and Other		(0.03)

Year to Date December 31, 2009		$2.38	$0.08

PSE&G
Year to Date December 31, 2008		$0.71

Transmission Margin		0.04
Appliance Service Margin		0.01
Electric and Gas Margins		(0.01)
Weather		(0.01)
O&M		(0.06)
Depreciation		(0.03)
Taxes		(0.03)
Interest		0.01

Year to Date December 31, 2009		$0.63	$(0.08)

PSEG Energy Holdings
Year to Date December 31, 2008		$0.07

2009 Lease Sales		0.13
Lease Income		(0.04)
Effective Tax Rate and Other		(0.03)
Intercompany Transaction Eliminated in Consolidation		(0.04)

Year to Date December 31, 2009		$0.09	$0.02

Public Service Enterprise Group
Year to Date December 31, 2008		$(0.05)

Interest		0.03
Intercompany Transaction Eliminated in Consolidation		0.04

Year to Date December 31, 2009		$0.02	$0.07

PSEG Operating Earnings for the Twelve Months Ended December 31, 2009			$3.12
Reconciling Items (a)			0.02
PSEG Income from Continuing Operations for the Twelve Months Ended December 31, 2009		$3.14
Discontinued Operations			—
PSEG Net Income for the Twelve Months Ended December 31, 2009			$3.14

(a)	See attachment 12 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 8

PSEG POWER LLC

Generation Measures

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Quarters Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Nuclear - NJ	5,196	5,128	20,978	20,016
Nuclear - PA	2,335	2,232	9,305	9,268

Total Nuclear	7,531	7,360	30,283	29,284

Fossil - Coal - NJ	1,002	692	2,853	4,364
Fossil - Coal - PA	1,133	1,277	5,141	5,811
Fossil - Coal - CT	392	701	1,008	2,881

Total Coal	2,527	2,670	9,002	13,056

Fossil - Oil & Natural Gas - NJ	2,593	1,849	9,376	10,138
Fossil - Oil & Natural Gas - NY	956	653	3,493	2,834
Fossil - Oil & Natural Gas - CT	(2)	14	113	118
Fossil - Oil & Natural Gas - TX	1,784	1,688	7,644	7,866

Total Oil & Natural Gas	5,331	4,204	20,626	20,956

Fossil - Pumped Storage	(18)	(28)	(103)	(138)

	15,371	14,206	59,808	63,158

	% Generation by Fuel Type		% Generation by Fuel Type
	Quarters Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Nuclear - NJ	34%	36%	35%	32%
Nuclear - PA	15%	16%	16%	14%

Total Nuclear	49%	52%	51%	46%

Fossil - Coal - NJ	6%	5%	5%	7%
Fossil - Coal - PA	7%	9%	8%	9%
Fossil - Coal - CT	3%	5%	2%	5%

Total Coal	16%	19%	15%	21%

Fossil - Oil & Natural Gas - NJ	17%	13%	15%	17%
Fossil - Oil & Natural Gas - NY	6%	5%	6%	4%
Fossil - Oil & Natural Gas - CT	0%	0%	0%	0%
Fossil - Oil & Natural Gas - TX	12%	11%	13%	12%

Total Oil & Natural Gas	35%	29%	34%	33%

Fossil - Pumped Storage	0%	0%	0%	0%

	100%	100%	100%	100%

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

December 31, 2009

Electric Sales and Revenues

Sales (millions kwh)	Quarter Ended	Change vs. 2008	Twelve Months Ended	Change vs. 2008

Residential	2,895	-2.9%	12,992	-4.6%
Commercial & Industrial	6,712	-4.7%	28,586	-3.8%
Street Lighting	120	9.9%	383	2.7%
Other	2	-30.7%	10	-30.2%

Total	9,729	-4.0%	41,971	-4.0%

Revenue ($ millions)
Residential	$480	-0.3%	$2,203	1.3%
Commercial & Industrial	551	-17.7%	2,821	-9.6%
Street Lighting	23	13.5%	80	3.3%
Other Operating Revenues*	67	-18.2%	277	-35.1%

Total	$1,121	-10.6%	$5,381	-7.2%

Weather Data	Quarter Ended	Change vs. 2008	Twelve Months Ended	Change vs. 2008

THI Hours - Actual	97	-17.2%	11,098	-22.1%
THI Hours - Normal	328		15,435

*	Primarily sales of Non-Utility Generator energy to PJM and Transmission related revenues.

Attachment 10

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

December 31, 2009

Gas Sold and Transported

Sales (millions therms)	Quarter Ended	Change vs. 2008	Twelve Months Ended	Change vs. 2008

Residential Sales	425	-7.0%	1,403	1.5%
Commercial & Industrial - Firm Sales	145	-14.7%	517	-3.2%
Commercial & Industrial - Interruptible & Cogen	32	-2.2%	179	-19.1%

Total	602	-8.8%	2,099	-1.9%

Gas Transported - Firm Sales	143	5.3%	464	4.1%
Gas Transported - Non-Firm	228	5.7%	937	9.3%

Revenue ($ millions)
Residential Sales	$351	-30.5%	$1,309	-3.3%
Commercial & Industrial - Firm Sales	91	-39.9%	341	-38.0%
Commercial & Industrial - Interruptible & Cogen	18	-36.4%	88	-62.6%
Other Operating Revenues*	41	7.7%	142	5.5%

Total	$501	-30.7%	$1,880	-17.3%

Gas Transported	$300	-3.9%	$982	1.7%

Weather Data	Quarter Ended	Change vs. 2008	Twelve Months Ended	Change vs. 2008

Degree Days - Actual	1,186	-10.6%	3,676	2.4%
Degree Days - Normal	1,224		3,601

*Primarily	Appliance Service.

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	For the Quarters Ended December 31		For the Twelve Months Ended December 31
	2009	2008	2009	2008
Weighted Average Common Shares Outstanding (000’s)
Basic	505,987	506,083	505,986	507,693
Diluted	507,382	506,706	507,064	508,427

Stock Price at End of Period			$33.25	$29.17

Dividends Paid per Share of Common Stock	$0.3325	$0.3225	$1.3300	$1.2900

Dividend Payout Ratio*			42.7%	42.5%

Dividend Yield			4.0%	4.4%

Price/Earnings Ratio*			10.7	9.6

Rate of Return on Average Common Equity*			18.9%	21.0%

Book Value per Common Share			$17.37	$15.36

Market Price as a Percent of Book Value			191%	190%

Total Shareholder Return	6.9%	-10.0%	19.2%	-38.6%

*	Calculation based on Operating Earnings for the 12 month period ended.

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Reconciling Items Excluded from Continuing Operations to Compute Operating Earnings

(Unaudited)

	For the Quarters Ended December 31,		For the Twelve Months Ended December 31,
Pro-forma Adjustments, net of tax	2009	2008	2009	2008
Earnings Impact ($ Millions)

Gain (Loss) on Nuclear Decommissioning Trust (NDT) Fund Related Activity	$8	$(49)	$9	$(71)
Gain (Loss) on Mark-to-Market (MTM)	(3)	(14)	(25)	16
Lease Transaction Reserves	—	—	—	(490)
Net Reversal of Lease Transaction Reserves	29	—	29	—
Asset Impairments	—	(13)	—	(13)
Premium on Bond Redemption	—	—	—	(1)

Total Pro-forma adjustments	$34	$(76)	$13	$(559)

Fully Diluted Average Shares Outstanding (in Millions)	507	507	507	508

Per Share Impact (Diluted)

Gain (Loss) on Nuclear Decommissioning Trust (NDT) Fund Related Activity	$0.02	$(0.10)	$0.02	$(0.14)
Gain (Loss) on Mark-to-Market (MTM)	—	(0.03)	(0.05)	0.03
Lease Transaction Reserves	—	—	—	(0.96)
Net Reversal of Lease Transaction Reserves	0.05	—	0.05	—
Asset Impairments	—	(0.03)	—	(0.03)
Premium on Bond Redemption	—	—	—	—

Total Pro-forma adjustments	$0.07	$(0.16)	$0.02	$(1.10)